Exhibit 99.1

NEWS RELEASE

NOBLE ENERGY ANNOUNCES FIRST QUARTER 2012 RESULTS

HOUSTON (April 26, 2012) — Noble Energy, Inc. (NYSE: NBL) reported today first quarter 2012 net income of $263 million, or $1.47 per share diluted, on revenues of $1,165 million. Excluding the impact of unrealized commodity derivative losses, first quarter 2012 adjusted net income(1) was $314 million, or $1.75 per share diluted. Net income for the first quarter 2011 was $14 million, or $0.08 per share diluted, on revenues of $899 million. Adjusted net income(1) for the first quarter of 2011 was $240 million, or $1.35 per share diluted.

Discretionary cash flow(1) for the first quarter 2012 was a record $716 million, compared to $576 million for the same quarter in 2011. Net cash provided by operating activities was $741 million, and capital expenditures were $963 million.

Key highlights for the first quarter 2012 include:

•	Record sales volume of 243 thousand barrels of oil equivalent per day (MBoe/d), up 10 MBoe/d over the previous record reported in the fourth quarter of 2011

•	Liquids represent 47 percent of sales volumes, up from 40 percent last quarter

•	Horizontal production from the DJ Basin averaged 18 MBoe/d net, which was 25 percent of the total DJ Basin volumes

•	Expanded the Northern Colorado acreage position by 48,000 net acres to 230,000 net acres, where recent Company horizontal Niobrara results indicate recoveries comparable to Wattenberg

•	Assumed operatorship in the liquids-rich gas portion of the Marcellus joint venture acreage

•	Gross daily crude oil production from the Aseng field, offshore Equatorial Guinea, achieved 60 thousand barrels per day (MBbl/d)

•	Signed a natural gas sales contract with Israel Electric Corporation for 2.7 trillion cubic feet (Tcf) with expected gross revenues of $18 billion

•	Announced the Tanin discovery offshore Israel with estimated gross mean resources of 1.2 Tcf

Charles D. Davidson, Noble Energy’s Chairman and CEO, commented, “The first quarter confirmed the strong growth we have been projecting for this year. The real value driver for the outstanding results this quarter was the impressive increase in crude oil volumes and related revenues which reflect the exceptional operational performance at the Aseng field and drilling results in the DJ Basin. The impact of our crude oil and liquids sales is evident as it accounted for over 80 percent of our revenue for the quarter. We are looking forward to the additional oil and liquids production that will be coming online in the second quarter with the startup of Galapagos in the Gulf of Mexico and the expansion of horizontal activity into Northern Colorado where we are realizing the highest crude oil content in the Niobrara play.”

First quarter 2012 total sales volumes averaged 243 MBoe/d, up 13 percent from the first quarter 2011. Essentially all of the 28 MBoe/d increase was from crude oil and other liquids products, raising the Company’s liquid volume composition to 47 percent. International and U.S. natural gas comprised the remaining 23 and 30 percent, respectively. Production volumes for the quarter were 238 MBoe/d, with the difference attributable to timing of crude oil and condensate liftings in Equatorial Guinea.

U.S. sales volumes were up 15 percent from the first quarter last year to a total of 131 MBoe/d. In the DJ Basin, first quarter 2012 volumes averaged a record 73 MBoed/d with liquids increasing to 56 percent of total volumes. The 30 percent increase was largely attributable to the acceleration of the Company’s horizontal drilling program within Wattenberg. The addition of the Marcellus Shale and subsequent development activities provided an average of 68 million cubic feet per day to the quarter. Natural production declines were experienced in both non-core onshore properties and the deepwater Gulf of Mexico.

International sales volumes totaled 112 MBoe/d for the quarter, up 11 percent from the same period last year. Strong operational performance resulted in Aseng crude oil sales volumes of 18 MBbl/d for the first quarter 2012. Israel natural gas sales were lower reflecting the planned ramp down of production rates at Mari-B to manage the reservoir. In the North Sea, maintenance at Dumbarton and normal declines reduced volumes.

The average realized price for crude oil and condensate was $110.80 per barrel for the first quarter, up 14 percent from the prior year period. Natural gas realizations in the U.S. averaged $2.62 per thousand cubic feet (Mcf) and $4.51 per Mcf in Israel. Natural gas liquids pricing in the U.S. averaged $41.62 per barrel, which equates to 41 percent of the Company’s average realized price for U.S. crude oil.

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Total production costs per barrel of oil equivalent (Boe), including lease operating expense (LOE), production and ad valorem taxes, and transportation and gathering expenses were $8.09 per Boe, up 10 percent from the first quarter of 2011. LOE was $5.34 per Boe and depreciation, depletion, and amortization (DD&A) was $14.11 per Boe. The unit rates were impacted by the increased cost of high value crude oil production from Aseng, the deepwater Gulf of Mexico and the DJ Basin. General and administrative expenses were up due to staffing increases supporting major development projects and increased exploration activities. The Company’s adjusted effective tax rate for the first quarter 2012 was 30 percent, with 29 percent deferred.

UPDATED GUIDANCE

Noble Energy’s original full year volume guidance range for 2012 remains unchanged at 244 to 256 MBoe/d, while second quarter sales volumes are expected to average 224 to 232 MBoe/d. The volume forecast for the second quarter includes planned maintenance at the non-operated Alba facilities in Equatorial Guinea, which was mostly deferred from the first quarter. This maintenance will affect both natural gas and liquids production, as well as equity investment income. Natural gas sales in Israel are expected to be lower as production rates at Mari-B are reduced to manage the reservoir. The Galapagos project is anticipated to come online and the horizontal drilling programs in DJ Basin and Marcellus Shale continue to build momentum during the second quarter. As a result of these volume adjustments, the Company expects second quarter unit rates for LOE and DD&A to be at the high end of the annual ranges. For the full year, both these cost items are forecast to remain within the original guidance ranges.

(1)	A Non-GAAP measure, see attached Reconciliation Schedules

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WEBCAST AND CONFERENCE CALL INFORMATION

Noble Energy, Inc. will host a webcast and conference call at 9:00 a.m. Central time today. The webcast is accessible on the ‘Investors’ page at www.nobleenergyinc.com. Conference call numbers for participation are 800-967-7134 and 719-325-2490, passcode 5684462. A replay will be available on the website.

Noble Energy is a leading independent energy company engaged in worldwide oil and gas exploration and production. The Company has core operations onshore in the U.S., primarily in the DJ Basin and Marcellus Shale, in the deepwater Gulf of Mexico, offshore Eastern Mediterranean, and offshore West Africa. Noble Energy is listed on the New York Stock Exchange and is traded under the ticker symbol NBL. Further information is available at www.nobleenergyinc.com.

Investor Contacts

David Larson

(281) 872-3125 dlarson@nobleenergyinc.com

Eric Schneider, CFA

(281) 872-2640 eschneider@nobleenergyinc.com

Media Inquiries

Communications and Government Relations

(281) 876-8873 media@nobleenergyinc.com

This news release contains certain non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating the company’s overall financial performance. These non-GAAP measures help facilitate comparison of company operating performance across periods and with peer companies.

This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect Noble Energy’s current views about future events. They include estimates of oil and natural gas reserves and resources, estimates of future production, assumptions regarding future oil and natural gas pricing, planned drilling activity, future results of operations, projected cash flow and liquidity, business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, without limitation, the volatility in commodity prices for crude oil and natural gas, the presence or recoverability of estimated reserves, the ability to replace reserves, environmental risks, drilling and operating risks, exploration and development risks, competition, government regulation or other actions, the ability of management to execute its plans to meet its goals and other risks inherent in Noble Energy’s business that are discussed in its most recent annual report on Form 10-K and in other reports on file with the Securities and Exchange Commission. These reports are also available from Noble Energy’s offices or website, http://www.nobleenergyinc.com. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Noble Energy does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

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The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. The SEC permits the optional disclosure of probable and possible reserves, however, we have not disclosed the Company’s probable and possible reserves in our filings with the SEC. We use certain terms in this news release, such as “estimated gross mean resources” which are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Noble Energy’s offices or website, http://www.nobleenergyinc.com.

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Schedule 1

Noble Energy, Inc.

Reconciliation of Net Income to Adjusted Earnings

(in millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2012	Per Diluted Share	2011	Per Diluted Share
Net Income	$263	$1.47	$14	$0.08
Unrealized losses on commodity derivative instruments	73	0.40	303	1.71
Drilling rig expense [1]	—	—	18	0.10
Other adjustments	—	—	8	0.04

Total adjustments before tax	73	0.40	329	1.85
Income Tax Effect of Adjustments [2]	(22)	(0.12)	(103)	(0.58)

Adjusted Earnings [3]	$314	$1.75	$240	$1.35

Weighted average number of shares outstanding
Diluted	180		178

[1]	Amount for 2011 represents stand-by rig expense incurred prior to receiving permits to resume drilling activities in the deepwater Gulf of Mexico.
[2]	The net tax effects are determined by calculating the tax provision for GAAP Net Income, which includes the adjusting items, and comparing the results to the tax provision for Adjusted Earnings, which excludes the adjusting items. The difference in the tax provision calculations represents the tax impact of the adjusting items listed here. The calculation is performed at the end of each quarter and, as a result, the tax rates for each discrete period may be different.
[3]	Adjusted earnings should not be considered a substitute for net income as reported in accordance with GAAP. Adjusted earnings is provided for comparison to earnings forecasts prepared by analysts and other third parties. Our management believes, and certain investors may find, that adjusted earnings is beneficial in evaluating our financial performance as it excludes the impact of significant non-cash items. We believe such measures can facilitate comparisons of operating performance between periods and with our peers.

Schedule 2

Noble Energy, Inc.

Summary Statement of Operations

(in millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues
Crude oil and condensate	$890	$569
Natural gas	157	203
NGLs	65	58
Income from equity method investees	53	48
Other revenues	—	21

Total revenues	1,165	899

Operating Expenses
Lease operating expense	118	92
Production and ad valorem taxes	38	32
Transportation and gathering expense	23	18
Exploration expense	63	70
Depreciation, depletion and amortization	312	221
General and administrative	98	83
Other operating (income) expense, net	12	36

Total operating expenses	664	552

Operating Income	501	347
Other (Income) Expense
Loss on commodity derivative instruments	96	286
Interest, net of amount capitalized	32	16
Other (income) expense, net	(1)	8

Total other (income) expense	127	310

Income Before Taxes	374	37
Income Tax Provision	111	23

Net Income	$263	$14

Earnings Per Share
Basic	$1.48	$0.08
Diluted	1.47	0.08
Weighted average number of shares outstanding
Basic	177	176
Diluted	180	178

Schedule 3

Noble Energy, Inc.

Volume and Price Statistics

(unaudited)

	Three Months Ended March 31,
	2012	2011
Crude Oil and Condensate Sales Volumes (MBbl/d)
United States	42	37
Equatorial Guinea	35	13
North Sea	6	11
China	5	4

Total consolidated operations	88	65
Equity method investee	2	2

Total sales volumes	90	67

Crude Oil and Condensate Realized Prices ($/Bbl)
United States	$101.21	$92.25
Equatorial Guinea	118.04	103.49
North Sea	122.44	106.26
China	126.10	95.28

Consolidated average realized prices	$110.80	$97.15

Natural Gas Sales Volumes (MMcf/d)
United States	433	382
Equatorial Guinea	230	248
Israel	108	140
North Sea	5	8

Total sales volumes	776	778

Natural Gas Realized Prices ($/Mcf)
United States	$2.62	$4.07
Equatorial Guinea	0.27	0.27
Israel	4.51	4.19
North Sea	7.88	7.30

Consolidated average realized prices	$2.22	$2.91

Natural Gas Liquids (NGL) Sales Volumes (MBbl/d)
United States	17	14
Equity method investee	7	5

Total sales volumes	24	19

Natural Gas Liquids Realized Prices ($/Bbl)
United States	$41.62	$47.80
Barrels of Oil Equivalent Volumes (MBoe/d)
United States	131	114
Equatorial Guinea	73	55
Israel	18	23
North Sea	7	12
Other International	5	4

Total consolidated operations	234	208
Equity method investee	9	7

Total barrels of oil equivalent (MBoe/d)	243	215

Barrels of oil equivalent volumes (MMBoe)	22	19

Schedule 4

Noble Energy, Inc.

Condensed Balance Sheets

(in millions, unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$1,143	$1,455
Accounts receivable, net	919	783
Other current assets	330	180

Total current assets	2,392	2,418
Net property, plant and equipment	13,384	12,782
Goodwill	696	696
Other noncurrent assets	592	548

Total Assets	$17,064	$16,444

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable—trade	$1,457	$1,343
Other current liabilities	951	925

Total current liabilities	2,408	2,268
Long-term debt	4,088	4,100
Deferred income taxes	2,216	2,059
Other noncurrent liabilities	819	752

Total Liabilities	9,531	9,179
Total Shareholders’ Equity	7,533	7,265

Total Liabilities and Shareholders’ Equity	$17,064	$16,444

Schedule 5

Noble Energy, Inc.

Discretionary Cash Flow and Reconciliation to Operating Cash Flow

(in millions, unaudited)

	Three Months Ended March 31,
	2012	2011
Adjusted Earnings [1]	$314	$240
Adjustments to reconcile adjusted earnings to discretionary cash flow:
Depreciation, depletion and amortization	312	221
Exploration expense	63	70
(Income)/Dividends from equity method investments, net	(29)	(23)
Deferred compensation (income) expense	3	10
Deferred income taxes	38	43
Stock-based compensation expense	16	14
Other	(1)	1

Discretionary Cash Flow [2]	$716	$576

Reconciliation to Operating Cash Flows
Net changes in working capital	59	(100)
Cash exploration costs	(62)	(48)
Current tax expense of earnings adjustments	15	70
Drilling rig expense [3]	—	(18)
Other adjustments	13	4

Net Cash Provided by Operating Activities	$741	$484

Capital expenditures (accrual based)	$963	$545
Increase in FPSO lease obligation	—	34

Total Capital Expenditures (Accrual Based)	$963	$579

[1]	See Schedule 1, Reconciliation of Net Income to Adjusted Earnings.
[2]	The table above reconciles discretionary cash flow to net cash provided by operating activities. While discretionary cash flow is not a GAAP measure of financial performance, our management believes it is a useful tool for evaluating our overall financial performance. Among our management, research analysts, portfolio managers and investors, discretionary cash flow is broadly used as an indicator of a company’s ability to fund exploration and production activities and meet financial obligations. Discretionary cash flow is also commonly used as a basis to value and compare companies in the oil and gas industry.
[3]	Amount for 2011 represents stand-by rig expense incurred prior to receiving permits to resume drilling activities in the deepwater Gulf of Mexico.

Schedule 6

Noble Energy, Inc.

Effect of Commodity Derivative Instruments

(in millions, unaudited)

	Three Months Ended
	March 31,
	2012	2011
(Gain) Loss on Commodity Derivative Instruments
Crude Oil
Realized	$34	$9
Unrealized	92	273

Total Crude Oil	$126	$282

Natural Gas
Realized	$(11)	$(26)
Unrealized	(19)	30

Total Natural Gas	(30)	4

Total Loss on Commodity Derivative Instruments	$96	$286